Exhibit 99.1

TCF Financial Corporation

2010 First Quarter Investor Presentation

Built on convenience, stability and trust.

1.)                                  Corporate Profile

At March 31, 2010

•                  $18.2 billion financial holding company headquartered in Minnesota

•                  34th largest publicly traded U.S. based bank by asset size

•                  441 bank branches in eight states, 70 branches opened since January 1, 2005

•                  25th largest U.S. branch network

•                  Nine campus alliances; 5th largest in campus card banking relationships

•                  1,626 ATMs free to TCF customers; 1,141 off-site

•                  11th largest issuer of Visa® Classic debit cards

•                  11th largest issuer of Visa Commercial debit cards

•                  15th largest bank affiliated leasing company in the U.S.

•                  Total equity to total assets of 7.66%

•                  Tangible realized common equity of 6.87% 1

•                  60th consecutive quarter of profitability

Branches by State

Minnesota	110
Illinois	200
Michigan	56
Colorado	36
Wisconsin	26
Arizona	7
Indiana	5
South Dakota	1
Total	441

Well-Diversified Loan Portfolio

($ millions)

	12/31/99	% of Total	3/31/10	% of Total

Consumer Lending	$5,978	76%	$7,296	50%
Commercial Lending	1,425	18	3,703	25
Leasing	493	6	3,007	20
Inventory Finance	—	—	700	5
Total	$7,896	100%	$14,706	100%

1                   See “Reconciliation of GAAP to Non-GAAP Measures” slide

2.)                                  What Makes TCF Different

At March 31, 2010

•      Convenience

TCF banks a large and diverse customer base by offering a host of convenient banking services:

•                  Traditional, supermarket and campus branches open seven days a week

•                  Free debit cards, free coin counting and 1,626 free ATMs

•                  TCF Totally Free Online banking

•      Credit Quality

TCF is primarily a secured portfolio lender, emphasizing credit quality over asset growth

•      Core deposit funding for national diverse lending platform

•                  Grew core deposits by $1.4 billion year-over-year; decreased total certificate of deposit balance by $1.1 billion year-over-year

•                  Grew nationally-oriented specialty finance businesses by $809.2 million year-over-year

3.)           What Makes TCF Different

•      No teaser rate or subprime lending programs

•      No option ARM loans

•      No asset-backed commercial paper

•      No Freddie Mac or Fannie Mae preferred stock

•      No non-agency mortgage-backed securities

•      No off-balance sheet funding or securitizations

•      No auto lease portfolio

•      No bank-owned life insurance

•      No structured investment vehicles (SIVs)

•      No mortgage servicing rights

•      No brokered deposits

•      No derivatives

4.)           Diversified Revenue Base

At March 31, 2010

Good Revenue Growth +15%*

($ millions)

	12/06	12/07	12/08	12/09	3/10

Net Interest Income	$538	$550	$594	$633	$175
Non-interest Income	489	541	498	526	122
Total	$1,027	$1,092	$1,092	$1,159	$297

Strong Net Interest Margin
(Percent)
	2006	2007	2008	2009	2010
TCF, 4.20%
First Quarter	4.25	4.00	3.84	3.66	4.20
Second Quarter	4.22	4.02	4.00	3.80
Third Quarter	4.11	3.90	3.97	3.92
Fourth Quarter	4.07	3.83	3.84	4.07

KBW Regional Banking
Index Median, 3.68%[2]
First Quarter	3.79	3.66	3.61	3.49
Second Quarter	3.84	3.69	3.64	3.57
Third Quarter	3.81	3.68	3.64	3.64
Fourth Quarter	3.70	3.69	3.65	3.68

Strong Mix of Fee Revenues[1]
($ millions)
	3/10	% of Total

Banking Fees and Service Charges	$66	54%
Card Revenue	27	22
Specialty Finance	22	18
ATM Revenue	7	6
Other	1	N.A.
Total	$123	100%

*      Twelve-month growth rate

1      Year-to-date

2      As of December 31, 2009

5.)           Strong Deposit Franchise

Quarterly Average Balances +6%*

($ millions)

	12/06	12/07	12/08	12/09	3/10

Checking	$4,141	$3,981	$3,914	$4,116	$4,407
Savings	2,321	2,596	2,861	5,231	5,363
Money Market	594	598	625	672	669
Certificates of Deposit	2,471	2,307	2,449	1,367	1,127
Total	$9,527	$9,482	$9,849	$11,386	$11,566

Average Rate[1]:	2.33%	2.29%	1.51%	.74%	.62%

*      Twelve-month growth rate

1          Quarter-to-date (annualized)

6.)           Deposit Strategies

•                  Earn a significant portion of our profits from the deposit side of the bank

•                  Branch location strategy is great retail locations in densely populated suburban/metro markets

•                  Accumulate a large number of low-cost core accounts by offering convenient, competitive and diversified products and services

•                  Low cost checking accounts are the anchor account used to build additional customer relationships

•                  Convenience oriented - open longer hours, 7 days a week

7.)           Significant Liquidity & Borrowing Capacity

At March 31, 2010

•                  TCF has unused, secured borrowing capacity from the following sources:

•                  $2.2 billion in secured borrowing capacity at the Federal Home Loan Bank of Des Moines

•                  $517 million of secured borrowing capacity at the Federal Reserve Discount Window

8.)           Banking Fees and Other Revenue 1 +12%*

($ millions)

	Growing and Sustainable

	2006	2007	2008	2009	2010

First Quarter	$92	$94	$96	$90	$100
Second Quarter	104	106	103	112
Third Quarter	105	107	107	111
Fourth Quarter	99	106	100	109
Total	$400	$413	$406	$422	$100

1      Consisting of fees and service charges, card revenue and ATM revenue

*      Twelve-month growth rate

9.)           Proactive Deposit Fee Initiatives

•                  New Federal Reserve regulation prohibits financial institutions from charging NSF fees on certain transactions unless customers opt-in

•                  Currently educating new and existing customers on the benefits of opting-in

•                  Replaced Totally Free Checking with new anchor account during the first quarter of 2010

•                  Monthly maintenance fee on accounts not meeting certain minimum balance requirements or having a direct deposit

•                  Goal is to remain revenue neutral for 2010

10.)                           Card Revenue +9%*
($ millions)

	2006	2007	2008	2009	2010

First Quarter	$21.3	$23.3	$24.8	$25.0	$27.1
Second Quarter	22.9	24.9	26.8	26.6
Third Quarter	24.4	25.6	26.2	26.4
Fourth Quarter	23.5	25.1	25.3	26.8
Total	$92.1	$98.9	$103.1	$104.8	$27.1

Sales Volume:	$6,465	$6,949	$7,280	$7,308	$1,902	[1]
Average Interchange Rate:	1.36%	1.35%	1.34%	1.34%	1.34%	[1]

At March 31, 2010

•                  11th largest issuer of Visa Classic debit cards

•                  11th largest issuer of Visa Commercial debit cards

•                  $1.9 billion in sales volume, up 8.6%1

•                  20.6 transactions per month on active cards, up 4% 1

•                  61% of transactions were for less than $25

•                  Interchange fees paid by merchants, not customers

•                  Potential interchange legislation would likely result in fees being paid by customers

*                 Twelve-month growth rate

1                   Year-to-date

11.)                           Stable Loan Growth +7%*
($ millions)

	Diverse Products and Geographies

	12/06	12/07	12/08	12/09	3/10

Consumer Lending	$6,717	$7,274	$7,364	$7,332	$7,296
Commerical Lending	2,943	3,116	3,491	3,719	3,703
Leasing and Equipment Finance	1,818	2,104	2,486	3,071	3,007
Inventory Finance	—	—	5	469	700
Total	$11,478	$12,494	$13,346	$14,591	$14,706

*                 Twelve-month growth rate

12.)                           Commercial Lending +5%*
($ millions)

	Secured Lending Philosophy

	12/06	12/07	12/08	12/09	3/10

Commercial Real Estate	$2,391	$2,558	$2,984	$3,269	$3,281
Commercial Business	552	558	507	450	422
Total	$2,943	$3,116	$3,491	$3,719	$3,703

At March 31, 2010

•                  Commercial real estate — $3.3 billion

•                  26% retail services

•                  20% apartment loans

•                  19% office buildings

•                  15% industrial buildings

•                  2% residential development and construction

•                  Commercial business — $422 million

•                  Commercial highlights

•                  5.66% average yield

•                  85.6% fixed rate, 14.4% variable rate

•                  Over 60-day delinquency rate .00% 1

•	Net charge-offs:	2010	2009	2008
		.85% [2]	1.24%	.54%

•                  Approximately 99% of all commercial loans secured

•                  CRE location mix: 93% TCF Banking Markets, 7% Other

•                  Michigan exposure is $805 million

*                 Twelve-month growth rate

1                   Excludes non-accrual loans

2                   Annualized

13.)                           Leasing and Equipment Finance 1 +9%*
($ millions)

	Growth Opportunities Still Exist

	12/06	12/07	12/08	12/09	3/10

Leasing and Equipment Finance	$1,899	$2,175	$2,545	$3,177	$3,107

At March 31, 2010

•                  15th largest bank affiliated leasing company in the U.S.

•                  32nd largest equipment finance/leasing company in the U.S.

•                  Diverse equipment types

•                  18% specialty vehicles

•                  15% manufacturing

•                  15% medical

•                  13% construction

•                  6.57% average yield

•                  Uninstalled backlog of $361.6 million

•                  Over 60-day delinquency rate .39% 2

•	Net charge-offs:	2010	2009	2008
		.87% [3]	.97%	.50%

*                 Twelve-month growth rate

1                   Includes operating leases ($99.1 million at March 31, 2010)

2                   Excludes non-accrual loans and leases

3                   Annualized

14.)                           TCF Inventory Finance
($ millions)

	Experienced and Seasoned
	Management

	3/09	6/09	9/09	12/09	3/10

Electronics & Appliances	$100.6	$118.3	$128.4	$122.3	$119.6
Lawn & Garden	—	38.9	96.4	346.5	580.8
Total	$100.6	$157.2	$224.8	$468.8	$700.4

At March 31, 2010

•                  Inventory floorplan finance business with a focus on lawn and garden products, consumer electronics, and household appliances

•                  Operates primarily in the U.S. with a presence in Canada

•                  236 employees

•                  100% variable rate receivables

•                  Average yield 7.33%

•	Net charge-offs:	2010	2009
		.31% [1]	.10%

•                  Credit support from equipment manufacturers

1          Annualized

15.)                           Wholesale Banking1 Credit Quality
Quarter-to-Date
($ millions)

	6/09	9/09	12/09	3/10

Net charge-offs [2]:
Commercial	2.17%	1.23%	.79%	.85%
Specialty finance	.76%	1.27%	.91%	.79%
Total wholesale banking	1.53%	1.25%	.84%	.82%
Over 60-day delinquencies [3]	.31%	.39%	.32%	.27%
Non-accrual loans and leases	$144.8	$150.1	$157.0	$157.4
Other real estate owned/ repossessed assets	$24.1	$20.8	$38.8	$36.1

1                   Includes commercial banking and specialty finance

2                   Annualized

3                   Excludes non-accrual loans and leases

16.)                           Classified Commercial Loans and Leases 1
($ millions)

	3/09	6/09	9/09	12/09	3/10

Classified Commercial Loans and Leases	$240	$213	$329	$370	$435

At March 31, 2010

•                  By type

•                  Commercial real estate — $348.8 million

•                  Up 21% from December 31, 2009

•                  Commercial business — $46.4 million

•                  Up 9% from December 31, 2009

•                  Leasing and equipment finance — $40 million

•                  Up 2% from December 31, 2009

•                  Over 60-day delinquency rate 1.50% 2

1                   See “Source References and Footnotes” slide for a detailed description of classified commercial loans and leases

2                   As a percent of classified commercial loans and leases

17.)                           Consumer Real Estate
($ millions)

	12/06	12/07	12/08	12/09	3/10

First Mortgages	$4,409	$4,707	$4,882	$4,962	$4,940
Junior Liens	2,101	2,344	2,420	2,319	2,307
Total	$6,510	$7,051	$7,302	$7,281	$7,247

At March 31, 2010

•                  68.2% first mortgages, average loan amount of $117,009

•                  31.8% junior lien positions, average loan amount of $36,360

•                  72.1% fixed rate, 27.9% variable rate

•                  Average home value of $251,1331

•                  6.08% average yield

•                  Over 60-day delinquency rate 1.45%2

•	Net charge-offs:	2010	2009	2008
		1.61%[3]	1.46%	.86%

•                  Average FICO score at origination 725

•                  Michigan exposure is $1 billion

1                   Based on value at origination

2                   Excludes non-accrual loans

3                   Annualized

18.)                           Consumer Real Estate Credit Quality
Quarter-to-Date
($ millions)

	6/09	9/09	12/09	3/10

Net charge-offs [1]:
First mortgage lien	.96%	1.27%	1.34%	1.32%
Junior lien	1.90%	2.44%	2.54%	2.25%
Total	1.26%	1.65%	1.73%	1.61%
Over 60-day delinquencies [2]	1.09%	1.33%	1.16%	1.45%
Non-accrual loans	$95.0	$118.6	$139.2	$147.9
Other real estate owned	$72.7	$73.4	$67.0	$65.3
Accruing restructured loans [2]	$51.5	$159.9	$252.5	$285.6

1                   Annualized

2                   Excludes non-accrual loans

19.)                           Restructured Consumer Real Estate Loans

•                  Loans modified to assist customers with their financial hardship by lowering their monthly loan payments through a reduced interest rate for up to 18 months

•                  Modified $41.1 million of consumer real estate loans in the first quarter of 2010 that are considered restructured loans which continue to accrue interest

•                  Reserved for based on present value of expected cash flows, currently $30 million, or 10.5%

•                  The over 60-day delinquency rate was 4.33% at March 31, 2010

•                  TCF’s current modification program started in August 2009 and represents 75% of the March 31, 2010 balance

20.)                           Seasonally Adjusted Home Price Trends

	August	September	October	November	December	January
	2009	2009	2009	2009	2009	2010

Minneapolis	1.9%	.9%	.2%	.2%	.3%	.7%
Chicago	1.0	1.2	(1.1)	(.7)	(.7)	(.8)
Detroit	1.0	.9	1.3	(.3)	.2	.1
Denver	1.0	(.4)	.4	.3	—	.1
Phoenix	.7	.8	1.0	1.6	1.2	.8

•                  Seasonally adjusted home prices have improved recently in all TCF markets, with the exception of Chicago.

21.)                           Loan and Lease Geographic Diversification
($000s)

		Commercial
	Consumer	Real Estate	Leasing and
	Real Estate	& Commercial	Equipment	Inventory
At March 31, 2010:	& Other	Business	Finance	Finance	Total
Minnesota	$2,819,381	$941,847	$76,222	$42,870	$3,880,320
Illinois	2,212,629	936,962	108,008	31,883	3,289,482
Michigan	1,125,289	805,278	108,250	24,536	2,063,353
Wisconsin	498,599	500,351	50,668	23,068	1,072,686
Colorado	517,569	123,255	47,802	6,254	694,880
California	9,549	18,564	378,333	15,614	422,060
Florida	4,293	59,036	190,916	28,398	282,643
Texas	2,122	2,933	239,540	27,906	272,501
Ohio	3,692	54,122	117,002	37,088	211,904
New York	3,641	4,529	167,418	35,129	210,717
Indiana	24,501	72,697	58,685	21,753	177,636
Arizona	55,657	36,694	72,715	7,952	173,018
Other	18,843	146,465	1,391,945	397,970	1,955,223
Total	$7,295,765	$3,702,733	$3,007,504	$700,421	$14,706,423

22.)                           Allowance for Loan & Lease Losses
($ millions)

	12/06		12/07		12/08		12/09			3/10

Allowance for Loan & Lease Losses	$58.5		$80.9		$172.4		$244.5		[1]	$250.4		[2]
Net Charge-Offs	.16%		.29%		.78%		1.34%			1.22%		[3]

Allowance as a % of period end loans & leases	.51%		.65%		1.29%		1.68%			1.70%
Coverage ratio	3.3	X	2.3	X	1.7	X	1.3	X		1.4	X	[3]

1                   Excludes $10.2 million in reserves netted against acquired equipment finance portfolio balances

2                   Excludes $8 million in reserves netted against acquired equipment finance portfolio balances

3                   Annualized

23.)                           Net Charge-Offs and Provision
($ millions)

	3/09	6/09	9/09	12/09	3/10

Net Charge-Offs	$34.9	$49.7	$53.3	$48.7	$44.5
Provision	$43.7	$61.9	$75.5	$77.4	$50.5
Provision Exceeding NCOs	25%	25%	42%	59%	13%

24.)                           Credit Trends
(Percent)

	6/08	9/08	12/08	3/09	6/09	9/09	12/09	3/10

Net Charge-Offs [1]	.84%	.82%	1.02%	1.04%	1.43%	1.52%	1.35%	1.22%
Over 60-day Delinquencies	.55%	.54%	.60%	.60%	.72%	.81%	.69%	.82%

1                   Annualized

25.)                           Non-Performing Assets
($ millions)

	12/06	12/07	12/08	12/09	3/10

Non-Accrual Loans & Leases	$43.2	$59.8	$172.5	$296.3	$305.4
Properties in Foreclosure	12.3	31.1	37.6	59.4	56.8
Properties Owned	10.1	14.7	24.1	46.3	44.6
Total	$65.6	$105.6	$234.2	$402.0	$406.8

Residential properties owned Number:	95	137	187	298	350

26.)                           Net Charge-Offs1 vs. Other Banks
(Percent)

	2006	2007	2008	2009	2010 [2]

TCF	.16%	.29%	.78%	1.34%	1.22%
Bank of America	.68	.81	1.72	3.42	4.19
US Bancorp	.38	.52	1.07	2.02	2.31
Wells Fargo	.64	.93	1.84	2.10	2.55
JP Morgan Chase	.67	.95	1.67	3.36	4.36
KeyCorp	.25	.38	1.52	3.37	3.60
PNC	.27	.31	.72	1.60	1.71

1                   As a percent of average loans & leases

2                   YTD as of March 31, 2010 (annualized)

27.)                           Non-Accrual Loans & Leases
($ millions)

			Leasing and
	Consumer	Commercial	Equipment	Inventory
YTD March 31, 2010:	Real Estate	Lending	Finance	Finance	Total

Balance, beginning of period	$139.3	$106.2	$50.0	$.8	$296.3
Additions	54.6	5.0	22.6	2.0	84.2
Charge-offs	(11.0)	(6.8)	(5.7)	—	(23.5)
Transfers to other assets	(22.8)	(.5)	(6.2)	(.1)	(29.6)
Return to accrual status	(9.0)	—	(.4)	(1.7)	(11.1)
Payments received	(1.4)	(5.0)	(6.2)	(.1)	(12.7)
Other, net	(1.7)	3.5	—	—	1.8
Balance, end of period	$148.0	$102.4	$54.1	$.9	$305.4
Net change	$8.7	$(3.8)	$4.1	$.1	$9.1

28.)                           Summary of Non-Accrual Loans
($ millions)

		Charge-offs and		Charge-offs and Allowance
	Contractual	Allowance	Net	Recorded as a % of
At March 31, 2010:	Balance	Recorded	Exposure	Contractual Balance

Consumer real estate	$184.8	$37.9	$146.9	20.5%
Commercial lending	136.9	39.2	97.7	28.6
Leasing and equipment finance	54.1	15.6	38.5	28.7
Inventory finance	.9	—	.9	2.9
Total	$376.7	$92.7	$284.0	24.6

29.)                           Summary of Real Estate Owned
($ millions)

				Charge-offs and Writedowns
	Contractual Loan			Recorded as a % of
	Balance Prior to	Charge-offs and	Other Real	Contractual Loan Balance
	Non-performing	Writedowns	Estate Owned	Prior to Non-performing
At March 31, 2010:	Status	Recorded	Balance	Status

Consumer	$93.1	$27.8	$65.3	29.9%
Commercial	55.0	18.8	36.1	34.2
Total	$148.1	$46.6	$101.4	31.5

30.)                           Real Estate Owned
($ millions)

YTD March 31, 2010:	Consumer	Commercial	Total

Balance, beginning of period	$67.0	$38.8	$105.8
Transferred in	27.7	.5	28.2
Sales	(23.4)	(1.8)	(25.2)
Writedowns	(3.7)	(.4)	(4.1)
Other, net	(2.3)	(1.0)	(3.3)
Balance, end of period	$65.3	$36.1	$101.4
Net change	$(1.7)	$(2.7)	$(4.4)

31.)                           Capital Ratios
($ millions)

	12/06	12/07	12/08	12/09	3/10

Tangible Realized Common Equity	$915	$964	$996	$1,040	$1,240
Tangible Realized Common Equity Ratio [1]	6.30%	6.09%	6.01%	5.86%	6.87%

At March 31, 2010

•                  Other Capital Ratios

•                  Total equity to total assets — 7.66%

•                  Tier 1 common capital — 9.05%

•                  Tier 1 leverage capital — 7.67%

•                  Tier 1 risk-based capital —9.98%

•                  Total risk-based capital — 12.49%

•                  Excess of $341 million over well-capitalized requirement

1          See “Reconciliation of GAAP to Non-GAAP Measures” slide

32.)         Common Equity Stock Offering Transaction Rationale

•                  Numerous opportunities from ongoing market dislocation

•                  Current business expansion

•                  Portfolio acquisitions

•                  Further enhancement of capital position

•                  Proactive raise in anticipation of rising industry standards

•                  Provides flexibility to prudently pursue expansion opportunities

•                  Enhanced capacity for non-dilutive capital

•                  Ability to enhance franchise value

•                  Potential strategic merger and acquisition opportunities including FDIC-assisted transactions

33.)         Well-Positioned for Future Success

•                  An experienced and tenured management team

•                  “New” industry approach of portfolio lending funded with retail deposits has been a part of TCF’s business philosophy for many years

•                  New management structure improves execution and reduces overhead

•                  Strong wholesale banking management team will enable profitable growth

•                  High-quality capital to operate in an expansive mode

•                  Core profitability is still very high when credit costs normalize

34.)                           Reconciliation of GAAP to Non-GAAP Measures1
($000s)

March 31, 2010
Computation of total equity to total assets:
Total equity	$1,393,617
Total assets	$18,187,314
Total equity to total assets	7.66%

Computation of tangible realized common equity to tangible assets:
Total equity	$1,393,617
Less: Non-controlling interest in subsidiaries	11,797
Total TCF stockholders’ equity	1,381,820
Less:
Goodwill	152,599
Other intangibles	1,361
Add:
Accumulated other comprehensive loss	11,836
Tangible realized common equity	$1,239,696

Total assets	$18,187,314
Less:
Goodwill	152,599
Other intangibles	1,361
Tangible assets	$18,033,354

Tangible realized common equity to tangible assets	6.87%

1                   In contrast to GAAP-basis measures, tangible realized common equity excludes the effect of goodwill, other intangibles and accumulated other comprehensive income (loss). Management reviews tangible realized common equity as an ongoing measure and has included this information because of current interest in the industry.  The methodology for calculating tangible realized common equity may vary between companies.

35.)                           Cautionary Statement

This presentation and other reports issued by the Company, including reports filed with the SEC, may contain “forward-looking” statements that deal with future results, plans or performance. In addition, TCF’s management may make such statements orally to the media, or to securities analysts, investors or others. Forward-looking statements deal with matters that do not relate strictly to historical facts. TCF’s future results may differ materially from historical performance and forward-looking statements about TCF’s expected financial results or other plans and are subject to a number of risks and uncertainties. These include, but are not limited to the following:

* Adverse Economic or Business Conditions, Credit Risks.  Continued or deepening deterioration in general economic and banking industry conditions, or continued increases in unemployment in TCF’s primary banking markets; adverse economic, business and competitive developments such as shrinking interest margins, deposit outflows, deposit account attrition, or an inability to increase the number of deposit accounts; adverse changes in credit and other risks posed by TCF’s loan, lease, investment, and securities available for sale portfolios, including continuing declines in commercial or residential real estate values or changes in the allowance for loan and lease losses dictated by new market conditions or regulatory requirements; interest rate risks resulting from fluctuations in prevailing interest rates or other factors that result in a mismatch between yields earned on TCF’s interest-earning assets and the rates paid on its deposits and borrowings.

* Earnings/Capital Constraints, Liquidity Risks.  Limitations on TCF’s ability to pay dividends or to increase dividends in the future because of financial performance deterioration, regulatory restrictions or limitations; increased deposit insurance premiums, special assessments or other costs related to deteriorating conditions in the banking industry and the economic impact on banks of the Emergency Economic Stabilization Act of 2008, as amended (“EESA”); the impact of financial regulatory reform proposals, including possible additional capital requirements; adverse changes in securities markets directly or indirectly affecting TCF’s ability to sell assets or to fund its operations; diminished unsecured borrowing capacity resulting from TCF credit rating downgrades and unfavorable conditions in the credit markets that restrict or limit various funding sources; costs associated with new regulatory requirements or interpretive guidance relating to liquidity.

* Legislative and Regulatory Requirements.  Consumer protection and supervisory requirements which could include the creation of a new consumer protection agency and limits on Federal preemption for state laws that could be applied to national banks; the imposition of requirements with an adverse impact relating to TCF’s lending, loan collection and other business activities as a result of the EESA, or other legislative or regulatory developments such as mortgage foreclosure moratorium laws; reduction of interchange revenue from debit card transactions; (continued)

36.)                           Cautionary Statement (continued)

impact of legislative, regulatory or other changes affecting customer account charges and fee income; changes to bankruptcy laws which would result in the loss of all or part of TCF’s security interest due to collateral value declines (so-called “cramdown” provisions); increased health care costs resulting from recently enacted Federal health care reform legislation; adverse regulatory examinations and resulting enforcement actions, including those provided for under the Bank Secrecy Act; heightened regulatory practices, requirements or expectations, including, but not limited to, requirements related to the Bank Secrecy Act and anti-money laundering compliance activity.

* Risks Relating to New Product Introduction. TCF has recently introduced a new anchor retail deposit account product that replaces TCF Totally Free Checking, and that calls for a monthly maintenance fee on accounts not meeting certain specific requirements. TCF is also in the process of implementing new regulatory requirements that prohibit financial institutions from charging NSF fees on point-of-sale and ATM transactions unless customers opt-in. Customer acceptance of the new product changes and regulatory requirements cannot be predicted with certainty, and these changes may have an adverse impact on TCF’s ability to generate and retain accounts and on its fee revenue.

* Litigation Risks.  Results of litigation, including class action litigation concerning TCF’s lending or deposit activities or fees or charges, or employment practices, and possible increases in indemnification obligations for certain litigation against Visa U.S.A. (“covered litigation”) and potential reductions in card revenues resulting from covered litigation or other litigation against Visa.

* Competitive Conditions; Supermarket Branching Risks.  Reduced demand for financial services and loan and lease products; adverse developments affecting TCF’s supermarket banking relationships or any of the supermarket chains in which TCF maintains supermarket branches.

* Accounting, Audit, Tax and Insurance Matters.  Changes in accounting standards or interpretations of existing standards; monetary, fiscal or tax policies of the federal or state governments, including adoption of state legislation that would increase state taxes; adverse state or Federal tax assessments or findings in tax audits; lack of or inadequate insurance coverage for claims against TCF.

* Technological and Operational Matters.  Technological, computer related or operational difficulties or loss or theft of information and the possibility that deposit account losses (fraudulent checks, etc.) may increase.

Investors should consult TCF’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K for additional important information about the Company.

37.)                           Source References and Footnotes

Slide: Corporate Profile

34th largest U.S. bank - Ipreo; 12/31/09

25th largest branch network - SNL Financial, LC; 1Q10

5th largest in campus card relationships - CR80News; Spring 2009

11th largest issuer of Visa Classic - Visa; 4Q09; ranked by sales volume

11th largest issuer of Visa Commercial - Visa; 4Q09; ranked by sales volume

15th largest bank affiliated leasing company - 2009 Monitor Bank 25

Slide: Diversified Revenue Base

KBW Regional Banking Index net interest margin data - KBW & SNL Financial LC; 12/31/09

Slide: Card Revenue

11th largest issuer of Visa Classic - Visa; 4Q09; ranked by sales volume

11th largest issuer of Visa Commercial - Visa; 4Q09; ranked by sales volume

Slide: Leasing and Equipment Finance

15th largest bank affiliated leasing company - 2009 Monitor Bank 25

32nd largest equipment finance/leasing company - The Monitor; 2009 Monitor 100

Slide: Classified Commercial Loans and Leases

Classified commercial loans and leases excludes non-accrual loans and leases, over 90-day delinquent loans and leases, real estate owned, and repossessed assets and includes commercial loans and leases primarily classified for regulatory purposes as substandard and reflect the distinct possibility, but not probability, that they will become non-performing or that TCF will not be able to collect all amounts due according to the contractual terms of the loan or lease agreement

Slide: Seasonally Adjusted Home Price Trends

Home price data - S&P/Case-Schiller Home Price Index

Slide: Net Charge-Offs vs. Other Banks

Net charge-off data - SNL Financial, LC; 3/31/10